EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement (Form S-8) of Oracle Corporation pertaining to the following:
Siebel Systems, Inc. 1996 Equity Incentive Plan
Siebel Systems, Inc. 1996 Supplemental Stock Option
Siebel Systems, Inc. 1998 Equity Incentive Plan
InterActive WorkPlace, Inc. 1996 Stock Option Plan
Janna Systems Inc. Amended and Restated Share Compensation Plan
nQuire Software, Inc. 1997 Employee Stock Option and Compensation Plan
OnLink Technologies, Inc. 1998 Stock Plan
OnTarget, Inc. 1999 Stock Award Plan
OpenSite Technologies, Inc. 1998 Stock Option Plan
Sales.Com, Inc. 1999 Equity Incentive Plan
Options Granted Outside of Sales.com, Inc. 1999 Equity Incentive Plan
SalesRepsOnline.com, Inc. 2000 Stock Option/Stock Issuance Plan
Scopus Technology, Inc. 1991 Stock Option Plan
Scopus Technology, Inc. 1995 Director Option Plan
of our reports dated June 30, 2005, with respect to the consolidated financial statements and schedule of Oracle Systems Corporation, formerly known as Oracle Corporation, included in its Annual Report (Form 10-K/A) for the year ended May 31, 2005, Oracle Systems Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oracle Systems Corporation, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Francisco, California
February 21, 2006